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                                                                    EXHIBIT 99.1

[EXIDE TECHNOLOGIES LOGO]                                   [GLOBAL LEADER LOGO]

MEDIA CONTACT

Alan Chapple
Exide Technologies
678-566-9514
alan.chapple@exide.com

INVESTOR CONTACT

Chuck Burgess
The Abernathy MacGregor Group
212-371-5999
exideweb@abmac.com

                                                           FOR IMMEDIATE RELEASE

             EXIDE TECHNOLOGIES ANNOUNCES UPCOMING DEPARTURE OF CEO

         LAWRENCEVILLE, NJ -- (OCTOBER 12, 2004) - Exide Technologies (NASDAQ:
XIDE, www.exide.com), a global leader in stored electrical-energy solutions (the "Company"), today announced that Craig H. Muhlhauser, its President and Chief Executive Officer, will leave the Company on or prior to April 1, 2005. Concurrently, the Company announced that its Board of Directors has created an Executive Committee, consisting of Eugene Davis and Michael Ressner, which shall, among other things, work with Mr. Muhlhauser and approve material decisions of the Company until a permanent replacement for Mr. Muhlhauser is identified.

         Mr. Muhlhauser stated: "It has been my great pleasure serving as Exide's CEO over the past three years. The Company is well positioned to expand its global presence in the marketplace, aided in large part by its successful emergence from Chapter 11 bankruptcy proceedings in May. With the Chapter 11 proceeding behind us, and a new Board of Directors in place, it is time for me to pursue new opportunities. I look forward to working with the Executive Committee and the full Board over the next few months to ensure a proper transition."

         "Craig has served Exide well during his tenure, playing a critical role in building Exide into one of the world's largest manufacturers of lead acid batteries," said John P. Reilly, the

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Chairman of the Company's Board of Directors. Reilly continued, "The Board deeply appreciates Craig's contributions to Exide and his commitment to continue with the Company until his successor is identified. We wish him well in his future endeavors."

         The Company's Board of Directors has initiated an active search for Mr. Muhlhauser's replacement and has retained a nationally recognized executive search firm to assist it in identifying appropriate candidates.

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ABOUT EXIDE TECHNOLOGIES

Exide Technologies, with operations in 89 countries, is one of the world's largest producers and recyclers of lead-acid batteries. The Company's two global business groups - transportation and industrial energy - provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications.

Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and 42-volt automotive applications. Industrial markets include network power applications such as telecommunications systems, fuel-cell load leveling, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.

Further information about Exide, including its financial results, are available at www.exide.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute forward-looking statements as defined by the Securities Litigation Reform Act of 1995. As such, they involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from any results expressed or implied by such forward-looking statements.

Examples of forward-looking statements include, but are not limited to (i) statements of plans of and objectives of the Company or its management or board of directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (ii) statements of future economic performance and (iii) statements of assumptions, such as the prevailing weather conditions in the Company's market areas, underlying other statements and statements about the Company or its business.

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Factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the following general factors such as: (i) the Company's ability to implement business strategies and restructuring plans, (ii) unseasonable weather (warm winters and cool summers) which adversely affects demand for automotive and some industrial batteries,
(iii) the Company's debt and debt service requirements which may restrict the Company's operational and financial flexibility, as well as imposing interest and financing costs, (iv) the fact that lead, a major constituent in most of the Company's products, experiences significant fluctuations in market price and is a hazardous material that may give rise to costly environmental and safety claims, (v) competitiveness of the battery markets in North America and Europe,
(vi) the substantial management time and financial and other resources needed for the Company's consolidation and rationalization of acquired entities requires , (vii) risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions and currency exchange rate fluctuations, (viii) the Company's exposure to fluctuations in interest rates on its variable rate indebtedness, (ix) general economic conditions and (x) the Company's ability to acquire goods and services and/or fulfill labor needs at budgeted costs. Accordingly, the Company cautions each reader of this press release to carefully consider these factors, because these factors have, in some instances, affected and in the future could affect, the Company's ability to achieve its projected results and may cause actual results to differ materially from those expressed herein. The Company is under no obligation to update its forward-looking statements. These are enumerated in further detail in the company's most recent Form 10-Q filed on August 12, 2004.